SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

     Filed by the Registrant ☒

     Filed by a Party other than the Registrant ☐

     Check the appropriate box:

     ☒ Preliminary Proxy Statement

     ☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e) (2))

     ☐ Definitive Proxy Statement

     ☐ Definitive Additional materials

     ☐ Soliciting Material Under Rule 14a-12

BIOPURE CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     ☒ No fee required.

     ☐ Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

     ☐ Fee paid previously with preliminary materials:

     ☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

BIOPURE CORPORATION

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD NOVEMBER 29, 2004

To our Stockholders:

     You are invited to a special meeting of stockholders of Biopure Corporation to be held at the Royal Sonesta Hotel, 5 Cambridge Parkway, Cambridge, Massachusetts, on Monday, November 29, 2004, beginning at 10:00 a.m. local time. At the meeting, the holders of Class A common stock of the Company will act on the following:

     (1) A proposal to amend Biopure’s Restated Certificate of Incorporation to increase the number of authorized shares of Biopure’s Class A common stock from 100,000,000 to 200,000,000 and to increase the number of authorized shares of Biopure’s preferred stock from 30,000,000 to 90,000,000; and

     (2) A proposal to authorize the sale, issuance or potential issuance by Biopure of its Class A common stock (or securities convertible into or exercisable for Class A common stock, including convertible preferred stock, convertible debt or warrants) in an amount equal to 20% or more of the Class A common stock or 20% or more of the voting power outstanding before such issuance at a price less than the greater of book or market value of the stock, in all cases to comply with Rule 4350(i)(1)(D) of the Nasdaq Marketplace rules.

     Our Board of Directors has fixed           , 2004 as the record date for determination of shareholders entitled to notice of, and to vote at, the special meeting. Accordingly, only holders of record of shares of Class A common stock at the close of business on      , 2004 are entitled to notice of, and to vote at, the meeting or any postponements or adjournments of the meeting.

By order of the Board of Directors,

Jane Kober
Senior Vice President and Secretary

October 13, 2004
Cambridge, Massachusetts

Page
ABOUT THE MEETING	1
NO DISSENTERS’ RIGHTS	4
NO INTEREST OF DIRECTORS AND OFFICERS	4
ITEM 1 - PROPOSAL TO AMEND THE RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF AUTHORIZED CLASS A COMMON STOCK AND AUTHORIZED PREFERRED STOCK	4
ITEM 2 -PROPOSAL TO AUTHORIZE THE SALE, ISSUANCE OR POTENTIAL ISSUANCE OF CLASS A COMMON STOCK	8
STOCK OWNERSHIP	12
OTHER MATTERS	8
ADDITIONAL INFORMATION	14

ii

BIOPURE CORPORATION

11 Hurley Street
Cambridge, Massachusetts 02141

PROXY STATEMENT

     This proxy statement contains information related to a special meeting of stockholders of Biopure Corporation to be held on Monday, November 29, 2004, beginning at 10:00 a.m., at the Royal Sonesta Hotel, 5 Cambridge Parkway, Cambridge, Massachusetts 02142, and at any postponements or adjournments thereof. This solicitation is being made by the Board of Directors of Biopure. This proxy statement is expected to be first mailed to stockholders entitled to vote on or about      , 2004.

ABOUT THE MEETING

     What is the purpose of the special meeting?

     At the Company’s special meeting, stockholders will act upon the two matters listed in the notice of special meeting — namely, (1) a proposal to amend the Company’s certificate of incorporation to increase the number of authorized shares of Class A common stock and preferred stock, and (2) a proposal to authorize the sale, issuance or potential issuance of Class A common stock (or securities convertible into or exercisable for Class A common stock, including convertible preferred stock, convertible debt or warrants). This solicitation of proxies is being made by the Board of Directors.

     With respect to Item 1 — Proposal to Amend the Restated Certificate of Incorporation to Increase the Number of Shares of Authorized Class A Common Stock and Authorized Preferred Stock, the Company is seeking your approval of this proposal so that the Company will have sufficient capital stock in connection with a capital raising transaction as described more fully in Item 2. The Company does not anticipate that any such capital raising transaction will result in the issuance of in excess of 60,000,000 shares of Class A common stock (or securities convertible into or exercisable for Class A common stock, including convertible preferred stock, convertible debt or warrants). In connection with a capital raising transaction, the Company may issue additional shares of preferred stock at conversion ratios to be determined. The Company is seeking an increase of 100,000,000 shares of Class A common stock (i.e., from 100,000,000 to 200,000,000) and an increase of 60,000,000 shares of preferred stock (i.e. from 30,000,000 to 90,000,000) to provide not only sufficient authorized capital stock in connection with the current proposed financings, including an amount sufficient for the conversion of preferred stock, but in order to continue to fund its operations in and past 2005.

     With respect to Item 2 — Proposal to Authorize the Sale, Issuance or Potential Issuance of Class A Common Stock, the Company is seeking your approval of this proposal in connection with a capital raising transaction for which stockholder approval may be required under applicable Nasdaq Marketplace rules. In April of 2004, we filed a shelf registration statement on Form S-3 for the purpose of accessing the capital markets to fund our operations, including the development of Hemopure, our lead drug candidate. Our cash and cash equivalents are adequate to fund operations through January 2005. Although we have not entered into any agreement and we are not party to any binding commitment to finance the Company, we expect that, because of our cash needs, we will need to, and will, consummate a financing on substantially the terms described in this proxy statement prior to December 31, 2004.

     Who is entitled to vote at the meeting?

     Only stockholders of record at the close of business on the record date,             , 2004, are entitled to receive notice of the meeting and to vote the shares of Class A common stock that they held on that date, at the meeting or any postponements or adjournments of the meeting.

     The Company has only one class of voting capital stock outstanding, its Class A common stock. On the record date,                  shares of Class A common stock were issued and outstanding and held of record by                  stockholders.

     What are the voting rights of Class A common stockholders?

     Each outstanding share of Class A common stock is entitled to one vote per share on each matter to be voted upon at the meeting.

     Who can attend the meeting?

     All stockholders entitled to vote as of the record date, or their duly appointed proxies, may attend the meeting. Admission to the meeting will be on a first-come, first-served basis.

     What constitutes a quorum?

     The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of Class A common stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. Shares that are voted “ABSTAIN”, “FOR” or “AGAINST” a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the special meeting with respect to such matter.

     How do I vote using my proxy card?

     Your shares will be voted as directed by completing and properly signing the accompanying proxy card attached as Exhibit A hereto and returning it to Biopure as directed in the proxy materials. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. Shares held in “street name” by a broker, bank, custodian or nominee shall be voted at the meeting by such broker, bank, custodian or nominee to the extent it has discretionary authority to vote such shares. Otherwise, you must obtain a proxy form from the broker, bank, custodian or nominee that holds such shares.

     Can I vote by telephone or electronically?

     Yes, you may vote your shares over the Internet or by telephone. The Internet and telephone voting procedures are designed to authenticate stockholder identities, to allow stockholders to vote their shares and to confirm that their instructions have been properly recorded. If Internet or telephone voting is available to you, you will find voting instructions printed on the enclosed proxy card.

     Can I change my vote or revoke my proxy after I return my proxy card?

     Yes. Even after you have submitted your proxy, you may change your vote or revoke your proxy at any time before the proxy is exercised by filing with the Secretary of Biopure at the principal office of Biopure either a notice of revocation or a duly executed proxy bearing a later date. The address of the principal office and mailing address of Biopure is 11 Hurley Street, Cambridge, Massachusetts 02141. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

     How are my votes counted if I return my proxy with no instructions?

     Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote your shares in accordance with the recommendations of the Board of Directors.

     What are the recommendations of the Board of Directors?

     The Board of Directors recommends a vote:

     for amending the Restated Certificate of Incorporation to increase the number of authorized shares of Class A common stock from 100,000,000 to 200,000,000 and the number of shares of preferred stock from 30,000,000 to 90,000,000; and

     for authorizing the possible sale, issuance or potential issuance by Biopure of its Class A common stock (or securities convertible into or exercisable for Class A common stock, including convertible preferred stock, convertible debt or warrants) in an amount equal to 20% or more of the Class A common stock or 20% or more of the voting power outstanding before such issuance at a price less than the greater of book or market value of the stock, in all cases to comply with Rule 4350(i)(1)(D) of the Nasdaq Marketplace rules.

     What vote is required to approve each item?

     Item 1. The affirmative vote of a majority of the shares of Class A common stock issued and outstanding on the record date is required to amend the Restated Certificate of Incorporation.

     Item 2. The affirmative vote of a majority of the votes cast by stockholders present in person or by proxy at the meeting is required for the approval of the possible sale, issuance or potential issuance of securities.

     In the event that a broker, bank, custodian, nominee or other record holder of our stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter, what is referred to as a “broker non-vote,” those shares are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved. Because the required vote to amend the Restated Certificate of Incorporation to increase the authorized number of shares of Class A common stock and preferred stock is a majority of the issued and outstanding share entitled to vote at the meeting, broker non-votes and abstentions will have the same effect as votes against the proposal. All votes will be tabulated by the Inspector of Election appointed for the special meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

NO DISSENTERS’ RIGHTS

     Delaware law does not provide for dissenters’ or appraisal rights in connection with the approval of the actions described in this proxy statement.

NO INTEREST OF DIRECTORS AND OFFICERS

     No person who has been a director or officer of Biopure since January 1, 2003 has any direct or indirect interest in the possible issuance of securities discussed in this proxy statement.

ITEM 1 — PROPOSAL TO AMEND THE
RESTATED CERTIFICATE OF INCORPORATION
TO INCREASE THE NUMBER OF SHARES OF
AUTHORIZED CLASS A COMMON STOCK
AND AUTHORIZED PREFERRED STOCK

General

     The Board of Directors of Biopure, subject to stockholder approval, adopted and approved an amendment to Biopure’s Restated Certificate of Incorporation to increase the number of shares of Class A common stock authorized for issuance from 100,000,000 shares to 200,000,000 shares and to increase the authorized number of shares of preferred stock from 30,000,000 to 90,000,000. The total number of authorized shares of Class B common stock, 179 shares, will remain the same.

     The Board of Directors of Biopure has determined that the amendment to the Restated Certificate of Incorporation is advisable and in the best interests of Biopure and its stockholders and has directed that it be submitted to the stockholders of Biopure for approval. If approved, the increase in the number of authorized shares of Class A common stock will become effective upon filing the amendment with the Secretary of State of the State of Delaware. Biopure currently plans to file the amendment as soon as reasonably practicable after receiving approval from its stockholders. The Board of Directors, however, reserves the right pursuant to Section 242(c) of the Delaware General Corporation Law to determine not to proceed with the proposed increase in the number of authorized shares of Class A common stock or with the proposed increase in the number of authorized shares of preferred stock if, at any time before the filing of the proposed amendment with the Secretary of State of the State of Delaware, the Board of Directors, in its sole discretion, determines that the increase in the number of authorized shares of Class A common stock or the number of shares of preferred stock is no longer in the best interests of Biopure and its stockholders.

     If Item 1 is approved, the first paragraph of Article Fourth of the Restated Certificate of Incorporation will be amended to reflect an increase of 100,000,000 shares in the number of authorized shares of Class A common stock and an increase of 60,000,000 shares of preferred stock. The first paragraph of Article Fourth of Biopure’s Restated Certificate of Incorporation as proposed to be amended is set forth in its entirety below:

     “FOURTH: CAPITALIZATION. The total number of shares of capital stock which the Corporation shall have authority to issue is 290,000,179 shares, divided into two classes. The total authorized number of shares of common stock is 200,000,179, consisting of 200,000,000 shares of Class A Common Stock, par value $0.01 (“Class A Common Stock”), and 179 shares of Class B Common Stock, par value $1.00 (“Class B Common Stock”). The total authorized number of shares of preferred stock (“Preferred Stock”) is 90,000,000 shares, par value $.01 per share.”

     The italicized portions of the proposed first paragraph of Article Fourth set forth above reflect the proposed changes to the first paragraph of Article Fourth of Biopure’s Restated Certificate of Incorporation as now in effect, and they are italicized solely to illustrate the specific amendments proposed.

Purpose of and Rationale for Proposed Amendment

     Biopure is currently authorized to issue a total of 100,000,000 shares of Class A common stock. As of October 8, 2004, approximately 70.0 million shares of Class A common stock were issued and outstanding. In addition, as of September 30, 2004, approximately 8.4 million shares of Class A common stock were reserved for issuance under Biopure’s 2002 Omnibus Securities and Incentive Plan, approximately 14.2 million shares of Class A common stock were reserved for issuance upon exercise of outstanding warrants, and approximately 1.3 million shares of Class A common stock were reserved for issuance upon conversion of Biopure’s Class B common stock. Thus, of the 100 million shares of Class A common stock currently authorized, Biopure currently has approximately 6.2 million shares available for future issuances.

     The Board of Directors believes that it is necessary to increase the number of authorized shares of Biopure Class A common stock and preferred stock in order to give Biopure, among other things, the ability to raise and maintain additional capital funds through the sale of capital stock in future financings, and the flexibility to issue shares in connection with equity compensation and incentives to employees and officers, strategic alliances, forward stock splits and other corporate purposes that may occur in the future without the delay and expense associated with obtaining special stockholder approval each time an opportunity requiring the issuance of shares of Class A common stock arises. Such a delay might deny Biopure the ability to continue operations and the flexibility that the Board of Directors views as important in facilitating the effective use of Biopure’s securities.

     Significant capital will be required to fund operations until such time, if ever, that the Company becomes profitable. Biopure raised $7 million in net proceeds on September 4, 2004 by issuing Class A common stock and warrants to purchase Class A common stock. It expects that it will need to raise significant additional funding prior to February 2005 in order to continue operations at that time. The Company does not have sufficient authorized shares of Class A common stock for capital raising transaction(s) described in Item 2, which stockholders are being asked to approve at the Special Meeting.

     Following the closing of a financing, we expect to continue financing operations, until such time, if ever, that Biopure becomes profitable, through sales of securities, strategic alliances and other financing vehicles, if any, that might become available. Biopure constantly evaluates potential transactions that may involve the issuance of Class A common stock. We intend to continue initiating discussions with third parties regarding potential investments. The Board of Directors, therefore, believes that it is necessary and prudent to increase the number of authorized shares of Class A common stock from 100,000,000 to 200,000,000 in order to have a sufficient number of shares of Class A common stock to meet Biopure’s business needs.

     Biopure has 30,000,000 shares of preferred stock authorized, of which none are outstanding and 75,000 are reserved for issuance pursuant to the Company’s shareholder rights plan. The amendment to the Restated Certificate of Incorporation will permit an increase in the authorized number of shares of “blank check” preferred stock. The term “blank check” refers to preferred stock, the creation and issuance of which is authorized in advance by the stockholders and the terms, rights and features of which are determined by the Board of Directors upon issuance. The authorization of such blank check preferred stock would permit the Board to authorize and issue preferred stock from time to time in one or more series.

     The Board of Directors believes that it is in Biopure’s best interest to increase the number of authorized shares of preferred stock in order to have flexibility as to the type(s) of securities issuable in future capital raising transactions, such as the possible transactions described in Item 2 that stockholders are being asked to approve at the Special Meeting. The additional shares would enable Biopure to issue preferred stock convertible into Class A common stock on a one-to-one conversion basis in any such transactions. Biopure currently has sufficient authorized shares of preferred stock to consummate the capital raising transactions described in Item 2 in the form of preferred stock convertible into Class A common stock with a three-to-one conversion ratio. However, the Board of Directors believes that it would be preferable, if convertible preferred stock is issued in any such transaction, to have a one-to-one conversion ratio. The additional preferred stock would also be available for other corporate purposes.

Effect of Proposed Amendment

     The increase in the authorized number of shares of Class A common stock and preferred stock will not have an immediate effect on the rights of existing stockholders.

     If the proposal to increase the number of authorized shares of Class A common stock and preferred stock is not approved, Biopure will not have the ability to issue additional shares in connection with the various corporate purposes described above, including raising funds to continue operations.

     Current holders of Class A common stock do not have preemptive or similar rights, and therefore they do not have a right to purchase a proportionate share of any new issuances of Class A common stock or preferred stock in order to maintain their proportionate ownership of Biopure. Consequently, the issuance of any additional shares of Class A common stock will have a dilutive effect on earnings per share and on the equity and voting power of existing holders of Biopure Class A common stock. It may also adversely affect the market price of the Class A common stock. This proposed amendment to Biopure’s Restated Certificate of Incorporation will not otherwise alter or modify the rights, preferences, privileges or restrictions of the Class A common stock.

     The Board is seeking stockholder approval of an amendment to the Restated Certificate of Incorporation which would give the Board flexibility, without further stockholder action, unless otherwise required by law, regulation or stock exchange rule, to issue preferred stock on such terms and conditions as the Board deems to be in the best interests of the Company and its stockholders. Thus, the Board would be expressly authorized, at its discretion, to adopt resolutions to issue preferred shares, to fix the number of preferred shares and to change the number of preferred shares constituting any series and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether the dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the preferred shares constituting any series of the preferred stock, in each case without any further action or vote by the stockholders. The Board would be required to make any determination to issue shares of preferred stock based on its judgment as to the best interests of the Company and the stockholders. Other than as described in Item 2 with respect to a potential capital transaction for which the terms have not been determined, the Company has no immediate definitive plans to issue any shares of preferred stock. Therefore, the terms, rights and features of a preferred stock subject to this proposal cannot be stated or predicted with certainty.

     It is not possible to state the effects, if any, of the proposed increase in authorized preferred stock upon the rights of holders of Class A common stock until the Board determines the respective rights of the holders of one or more series of preferred stock. However, the issuance of shares of preferred stock pursuant to the Board’s authority described above may adversely affect the rights of the holders of Class

A common stock. Specifically, the effects of such issuances of preferred stock could include (i) reduction of the amount of cash otherwise available for payment of dividends on Class A common stock, if any, (ii) restrictions on dividends on Class A common stock, (iii) dilution of the voting power of Class A common stock, and (iv) restrictions on the rights of holders of Class A common stock to share in the Company’s assets on liquidation until satisfaction of any liquidation preference granted to the holders of such subsequently designated series of preferred stock. For example, preferred stock issued by the Company may rank prior to the Class A common stock as to dividend rights, liquidation preferences or both, may have full or limited voting rights, and may be convertible into shares of Class A common stock. Accordingly, the issuance of shares of preferred stock could decrease the amount of earnings and assets allocable to or available for distribution to holders of Class A common stock and adversely affect the rights and powers, including voting rights of the Class A common stock, and may discourage bids for the Class A common stock or may otherwise adversely affect the market price of the Class A common stock. Additionally, the issuance of Class A common stock from the increased authorized shares of preferred stock if this proposal is approved could cause dilution of the voting power of the existing stockholders.

Potential Anti-Takeover Effect

     The proposed amendment could, under certain circumstances, have an anti-takeover effect, although this is not the intention of the proposal, nor is it part of a plan to adopt a series of anti-takeover measures. The increased number of authorized shares of Class A common stock and preferred stock could discourage, or be used to impede, an attempt to acquire or otherwise change control of the Company. Any issuance of preferred stock with voting rights could, under certain circumstances, have the effect of delaying or preventing a change in control of the Company by increasing the number of outstanding shares entitled to vote and by increasing the number of votes required to approve a change in control of the Company. Shares of voting or convertible preferred stock or Class A common stock could be issued, or rights to purchase such shares could be issued, to render more difficult or discourage an attempt to obtain control of the Company by means of a tender offer, proxy contest, merger or otherwise. The ability of the Board to issue such additional shares of Class A common stock and preferred stock, with the rights and preferences it deems advisable, could discourage an attempt by a party to acquire control of the Company by tender offer or other means. Such issuances could therefore deprive stockholders of benefits that could result from such an attempt, such as the realization of a premium over the market price that such an attempt could cause. Moreover, the issuance of such additional shares to persons friendly to the Board could make it more difficult to remove incumbent managers and directors from office even if such change were to be favorable to stockholders generally. Although Biopure has no present intent to use the additional authorized shares of Class A common stock or preferred stock for such purposes and this proposal is not part of a plan by management to adopt a series of anti-takeover provisions, if the amendment is adopted, more capital stock of the Company would be available for such purposes than is currently available. Although the Company has adopted measures in the past that have anti-takeover effects, which are described below, the Board does not currently intend to propose other anti-takeover provisions. Biopure is not presently aware of any pending or proposed takeover attempt.

     Provisions of Biopure’s Restated Certificate of Incorporation and by-laws, as well as its stockholders rights plan could impede attempts by stockholders to remove or replace management or could discourage others from initiating a potential merger, takeover or other change of control transaction, including a potential transaction at a premium over market price that a stockholder might consider to be in its best interest. In particular:

•	The Restated Certificate of Incorporation does not permit stockholders to take action by written consent and provides for a classified Board of Directors. The by-laws provide that stockholders who wish to bring business before an annual meeting of stockholders or to nominate candidates for election of directors at an annual meeting of stockholders must deliver advance notice of their proposals to Biopure before the meeting. These provisions could make it more difficult for a party to replace the Company’s Board of Directors by requiring two annual stockholder meetings to replace a majority of the directors, making it impossible to remove or elect directors by written consent in lieu of a meeting and making it more difficult to introduce business at meetings.

     The stockholder rights plan may have the effect of discouraging any person or group that wishes to acquire more than 20% of Biopure’s Class A common stock from doing so without obtaining Biopure’s agreement to redeem the rights. If Biopure’s agreement to redeem the rights is not obtained, the acquiring person or group would suffer substantial dilution.

Required Vote

     The affirmative vote of the holders of a majority of the shares of Biopure Class A common stock outstanding on the record date is required to approve this proposal to amend the Restated Certificate of Incorporation.

Recommendation of Board Of Directors

     THE BOARD OF DIRECTORS HAS DETERMINED THAT THE PROPOSED AMENDMENT TO BIOPURE’S RESTATED CERTIFICATE OF INCORPORATION IS IN THE BEST INTERESTS OF BIOPURE AND ITS STOCKHOLDERS AND RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE PROPOSAL TO AMEND THE RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED CLASS A COMMON STOCK AND PREFERRED STOCK.

ITEM 2 -PROPOSAL TO AUTHORIZE THE SALE, ISSUANCE OR POTENTIAL ISSUANCE OF CLASS A COMMON STOCK

General

     On October 6, 2004, the Board of Directors unanimously found it to be advisable and in the best interests of Biopure to seek stockholder approval for the issuance, in connection with one or more capital raising transactions, of up to 60,000,000 shares of Class A common stock (including shares issuable upon conversion or exercise of preferred stock, convertible debt, warrants or other securities exercisable for or convertible into Class A common stock), upon such terms as the Board of Directors may deem to be in the best interests of Biopure, for an aggregate consideration of not more than $15,000,000 (excluding amounts receivable by the Company upon exercise of any warrants issued pursuant to any such capital raising transaction) and at an effective price of not less than 80% of the last closing price of the Class A common stock as reported by the Nasdaq Stock Market (“Nasdaq”) prior to the pricing of the securities to be issued pursuant to any such capital raising transaction. Any such capital raising transaction would occur, if at all, within approximately three months commencing with the date of the approval of this proposal by the stockholders of the Company. The securities issued pursuant to any such capital raising transaction may consist of (1) shares of Class A common stock, (2) securities convertible into or exercisable for shares of Class A common stock, including convertible preferred stock, convertible debt or warrants, or (3) “units” consisting of combinations of two or more of such securities.

     Biopure is seeking stockholder approval for the potential issuance of securities pursuant to any such capital raising transaction in order to comply with the requirements of Nasdaq Marketplace Rule 4350(i)(1)(D).

     Nasdaq Marketplace Rule 4350(i)(1)(D) requires stockholder approval prior to the sale or issuance or potential issuance of shares of common stock (or of securities convertible into or exercisable for shares of common stock), in a transaction other than a public offering (as defined by Nasdaq), where the number of shares of common stock issued or to be issued is equal to 20% or more of a company’s outstanding common stock or 20% or more of the voting power of the company outstanding before the issuance, and where the effective sale price of the common stock is less than the greater of the book or market value of the common stock.

     Nasdaq requires that any company that solicits stockholder approval for purposes of complying with the requirements of Nasdaq Marketplace Rule 4350(i)(1)(D) in connection with the potential issuance of securities where the specific terms of such securities have not been determined at the time of such solicitation, specify in the proxy statement used to solicit such stockholder approval (1) the maximum aggregate consideration that may be received by such company in connection with the potential issuance of such securities, (2) if such securities are going to be sold and issued at a price that is less than the trading price of the common stock on the date of the pricing of such securities, the maximum amount of such discount, and (3) the period of time during which the potential issuance of such securities may be made by such company.

     While Biopure will need to raise capital to continue to finance its operations, the Board of Directors has not determined at the time of the solicitation of this proposal the specific terms of any securities that Biopure would issue in connection with any capital raising transaction. The Board of Directors anticipates, however, that the terms of any such securities would be such that the issuance of such securities would be subject to Nasdaq Marketplace Rule 4350(i)(1)(D). In order to comply with the possible application of Nasdaq Marketplace Rule 4350(i)(1)(D) to the potential issuance of any securities in connection with one or more capital raising transactions subject to this proposal, Biopure is seeking stockholder approval for this proposal so that the Company’s Board of Directors will have the flexibility to enter into and close such capital raising transaction at such time as the Board of Directors deems it to be in the best interests of Biopure and without delays arising from the need to obtain stockholder approval. Such a delay could jeopardize the closing of a transaction.

     Approval of this proposal will, subject to the limitations set forth in the proposal and to the approval by the stockholders of Item 1, give the Board of Directors discretion to determine the amount, type and terms of securities to be issued by the Company. Subject to the limitations set forth in this proposal, Biopure’s Board of Directors will have discretion to determine any applicable dividend or interest rates, conversion or exercise prices, voting rights, redemption prices, maturity dates and similar matters. If securities convertible into or exercisable for Class A common stock are issued, then stockholder approval of this proposal also will constitute approval of the issuance of shares of Class A common stock upon conversion or exercise of such securities, and no additional approval will be solicited. In no event will the number of shares of Class A common stock issued by Biopure in connection with any and all capital raising transactions subject to this proposal and the number of shares of Class A common stock subject to securities that are convertible into or exercisable for shares of Class A common stock and that are issued by Biopure in connection with any and all of such capital raising transactions, exceed 60,000,000 shares of Series A common stock in the aggregate.

     The maximum aggregate consideration that may be received by Biopure in connection with the potential issuance of securities pursuant to any and all capital raising transactions subject to this proposal shall not exceed $15,000,000 (excluding amounts receivable by the Company upon exercise of any warrants issued pursuant to any or all of such capital raising transactions). In the event that the price of any securities to be sold and issued by Biopure pursuant to any such capital raising transaction is to be less than the last closing price of the Class A common stock reported by Nasdaq prior to the time of the pricing of such securities, the discount from such last closing price shall in no event exceed 20%. The actual discount, if any, will be determined by the Board of Directors of Biopure and will depend upon market conditions at the time of such capital raising transaction. In the case of any securities issued pursuant to any such capital raising transaction that are convertible into or exercisable for Class A common stock, the limitations described above in this paragraph with respect to any pricing discount will apply to the exercise price or the conversion price of any such securities. If the securities issued pursuant to any such capital raising transaction are “units” consisting of Class A common stock or preferred stock or convertible debt convertible into shares of Class A common stock, on the one hand, and warrants exercisable for shares of Class A common stock, on the other hand, the mere issuance of such warrants as part of such “units” will not be deemed to constitute a discount from the price of the Class A common stock or the conversion price of such preferred stock or convertible debt.

     Any capital raising transaction subject to this proposal would likely result in a significant increase in the number of shares of Class A common stock outstanding, and, as a result, current stockholders would own a smaller percentage of the outstanding Class A common stock and, accordingly, a smaller percentage interest in the voting power, liquidation value and book value of the Company. The sale or resale of any securities issued pursuant to such capital raising transaction could cause the market price of the Class A common stock to decline.

     The foregoing description of various forms of financings and the reasons for the financing are included for informational purposes to Biopure stockholders in connection with this proxy solicitation and do not constitute an offer to sell or a solicitation of an offer to buy any securities of Biopure. Biopure cannot guarantee that any financing will be completed (or, if so, what the terms or timing may be) and, accordingly, cannot be certain that it will receive any proceeds from any potential financing. The types of securities to be sold and prices at which they will be sold are subject to market conditions and negotiations with investors.

Dilutive Impact

     The issuance of the shares of Class A common stock, including shares issuable on exercise of warrants or conversion of convertible securities, pursuant to the capital raising transactions will be dilutive to existing stockholders. For example, assuming that there is one capital raising transaction for 40 million shares of Class A common stock and that (i) the closing occurs on December 15, 2004 and (ii) there are placement agent fees payable partly in cash and in part by the issuance of a warrant or warrants exercisable for 1,200,000 shares of Class A common stock (which is equal to 3% of the maximum number of shares sold), a holder of 100,000 shares of Class A common stock on December 14, 2004 will experience the share ownership and voting dilution set forth in the first line of the table set forth below. Making the same assumptions and then also assuming that warrants are issued to the investors exercisable for up to one-half share of Class A common stock for each share of Class A common stock purchased and that all investor warrants and all compensatory warrants to selling agents are immediately exercised, a holder of 100,000 shares of Class A common stock on December 14, 2004 will experience the share ownership and voting dilution set forth in the second line of the table set forth below.

		Percentage
	Percentage	Ownership Upon
	Ownership at	Consummation of the
Assumption	12/15/04	Transaction
Excludes exercise of the warrants	0.143%	0.091%
Includes exercise of the warrants	0.143%	0.076%

Use Of Proceeds

     The funds that may be raised are expected to be used for general corporate purposes, including working capital purposes.

Manner of Offering

     The Company has not made any selling or underwriting arrangements to complete a transaction. Biopure anticipates that it would attempt to engage one or more agents to offer the securities, and that the Class A common stock offered and shares issuable upon exercise or conversion of other securities, if any, would be registered under the Securities Act of 1933. However, as the Company currently has no arrangements in place, it reserves the right to offer the securities directly to purchasers, through one or more agents or in a combination of both and to offer securities that would not be registered under the Securities Act of 1933, but that would be accompanied by registration rights.

     Pursuant to an engagement agreement entered into in August 2004, the Company granted C.E. Unterberg, Towbin, LLC certain rights of first refusal to act as its advisor and provide investment banking services for a period of time. The transaction would be subject to this right of first refusal. Thus C.E. Unterberg, Towbin, LLC will have the right but not the obligation to be the Company’s selling agent. The Company cannot predict whether or not C.E. Unterberg, Towbin, LLC will serve as agent for any transaction, or, if it does, what compensation the Company will pay, what other agent(s) might be employed, if any, or the compensation of any other such agent. The Company anticipates that the terms will be arrived at by negotiation.

Timing

     If the Company’s stockholders approve this proposal, the Nasdaq rules would permit the Company to complete the capital raising transactions subject to this proposal at any time within approximately three months from the date of stockholder approval.

Overall Effect of the Proposal

     If the proposal is approved by the stockholders, the Company, in compliance with the Nasdaq rules, could complete the sale or issuance of up to 60 million shares of its Class A common stock (including shares issuable upon conversion or exercise of preferred stock, convertible debt, warrants or other securities exercisable for or convertible into Class A common stock) in one or more capital raising transactions at a discount to market price and to book value of the Class A common stock, in an offering that is not a “public offering” as defined by Nasdaq. This approval would not limit the Company’s ability to do a public offering, as defined by Nasdaq, or to issue or sell a number of shares of Class A common stock (including shares issuable upon conversion or exercise of preferred stock, convertible debt, warrants or other securities exercisable for or convertible into Class A common stock) that is less than 20% of the outstanding shares on terms that might or might not be similar to those in this proposal.

     The issuance of the Company’s Class A common stock in capital raising transactions subject to this proposal is not intended to have an anti-takeover effect and is not part of a plan by management to institute anti-takeover measures. The Company does not have knowledge of any effort to accumulate the Company’s securities or to obtain control of the Company by means of a merger, tender offer, solicitation in opposition to management or otherwise.

Advantages and Disadvantages of the Proposal

     If the Company is able to complete one or more capital raising transactions as described, it will be able to continue to operate beyond January 2005, including continuing to conduct clinical trials of Hemopure.

     However, issuing a large number of additional shares of Class A common stock will dilute the percentage of Class A common stock owned by all existing stockholders, decrease the percentage interest of all existing stockholders in the voting power, liquidation value and book value of the Company and increase the number of voting shares necessary to meet the voting requirements imposed by state law with respect to a merger, tender offer, proxy contest or other business combination involving the Company. Such increase in the number of voting shares would also increase the costs associated with launching or obtaining approval of any such merger, tender offer, proxy contest or other business combination involving the Company.

Required Vote

     To be approved by the stockholders, the proposal to approve the issuance of the securities must receive the affirmative votes of a majority of the votes cast, in person or by proxy, at the meeting. Abstentions are treated as shares present or represented and entitled to vote at the meeting and will have the same effect as a vote against this proposal. Broker non-votes are not deemed to be present and represented and are not entitled to vote, and therefore will have no effect on the outcome of this proposal.

Recommendation of Board

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR AUTHORIZING THE COMPANY TO ISSUE, IN CONNECTION WITH ONE OR MORE CAPITAL RAISING TRANSACTIONS, UP TO 60,000,000 SHARES OF CLASS A COMMON STOCK (INCLUDING SHARES ISSUABLE UPON CONVERSION OR EXERCISE OF PREFERRED STOCK, CONVERTIBLE DEBT, WARRANTS OR OTHER SECURITIES EXERCISABLE FOR OR CONVERTIBLE INTO CLASS A COMMON STOCK THAT, IN EACH CASE, ARE ISSUED PURSUANT TO SUCH CAPITAL RAISING TRANSACTIONS), UPON SUCH TERMS AS THE BOARD OF DIRECTORS SHALL DETERMINE, FOR AGGREGATE CONSIDERATION OF NOT MORE THAN $15,000,000 (EXCLUDING AMOUNTS RECEIVABLE BY THE COMPANY UPON EXERCISE OF ANY WARRANTS ISSUED PURSUANT TO ANY SUCH CAPITAL RAISING TRANSACTION), AT AN EFFECTIVE PRICE NOT LESS THAN 80% OF THE LAST CLOSING PRICE OF BIOPURE CLASS A COMMON STOCK PRIOR TO THE PRICING OF THE SECURITIES TO BE ISSUED PURSUANT TO ANY SUCH CAPITAL RAISING TRANSACTION, SUCH ISSUANCE OR ISSUANCES TO OCCUR, IF AT ALL, IN THE APPROXIMATELY THREE-MONTH PERIOD COMMENCING WITH THE DATE OF THE APPROVAL OF THIS PROPOSAL BY THE STOCKHOLDERS OF THE COMPANY.

STOCK OWNERSHIP

     We know of no single person or group that is the beneficial owner of more than 5% of Class A common stock, the only class of voting securities of Biopure. The following table also shows the amount of Class A common stock of Biopure beneficially owned (unless otherwise indicated) by our directors, chief executive officer and the four most highly compensated executive officers, and the directors and executive officers as a group. Except as otherwise indicated, all information is as of October 8, 2004 and ownership consists of sole voting and investment power.

	Class A
	Common Stock
	Beneficial	Percent of Class A
	Ownership	Common Stock
Name and Address of Beneficial Owners
David N. Judelson (1)	2,787,115	3.98
Daniel P. Harrington (2)	1,803,413	2.58
C. Everett Koop, M.D. (3)	221,518	*
Carl W. Rausch (4)	1,497,656	2.14
Charles A. Sanders, M.D. (5)	317,650	*
Zaferis Zafirelis (6)	507,750	*
Maria S. Gawryl, Ph.D. (7)	268,575	*
Jane Kober (8)	237,963	*
Francis A. Murphy (9)	137,725	*
All Officers and Directors as a Group (10)	8,051,509	11.51

*	Less than one percent.

(1)	Mr. Judelson’s shares consist of sole power to vote and dispose of 2,473,273 shares and include exercisable warrants to purchase 17,161 shares and options to purchase 296,681 shares exercisable 60 days from October 8, 2004. Mr. Judelson’s shares do not include 105,796 shares and exercisable warrants to purchase 20,661 shares owned by his wife, as to which he disclaims beneficial ownership.

(2)	Mr. Harrington’s shares include 1,694,831 shares and exercisable warrants to purchase 37,822 shares owned by HTV Industries, Inc. and 1,342 shares owned by a family investment group, for which he shares voting and investment power, and options exercisable 60 days from October 8, 2004 to purchase 56,668 shares.

(3)	Dr. Koop’s shares include 2,850 shares for which he has shared power to vote and dispose, exercisable warrants to purchase 7,000 shares and options exercisable 60 days from October 8, 2004 to purchase 176,668 shares.

(4)	Mr. Rausch’s shares of class A common stock consist of sole power to vote and dispose of 1,122,838 shares, options exercisable 60 days from October 8, 2004 to purchase 266,818 shares and shared power to vote and dispose of 108,000 shares. His shares do not include 221,771 shares contributed to trusts for the benefit of his children and 10,000 shares owned by his wife, as to which he disclaims beneficial ownership.

(5)	Dr. Sanders’ shares include options exercisable 60 days from October 8, 2004 to purchase 216,668 shares and exercisable warrants to purchase 7,000 shares.

(6)	Mr. Zafirelis’ shares consist of options exercisable 60 days from October 8, 2004 to purchase 507,500 shares.

(7)	Dr. Gawryl’s shares include options exercisable 60 days from October 8, 2004 to purchase 221,717 shares, 10,000 restricted shares for which she has sole power to vote and include 36,667 shares held in a partnership for which Ms. Gawryl has shared power to vote and dispose.

(8)	Ms. Kober’s shares include options exercisable within 60 days of October 8, 2004 to purchase 224,673 shares and 10,000 restricted shares for which she has sole power to vote.

(9)	Mr. Murphy’s shares include options exercisable 60 days from October 8, 2004 to purchase 109,725 shares and 8,000 restricted shares for which Mr. Murphy has sole power to vote.

(10)	Includes options exercisable 60 days from October 8, 2004 to purchase 2,222,505 shares, exercisable warrants to purchase 68,983 shares and 42,000 restricted shares.

OTHER MATTERS

     As of the date of this proxy statement, the Company knows of no business that will be presented for consideration at the special meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by stockholders, proxies in the enclosed form returned to the Company will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

ADDITIONAL INFORMATION

       Advance Notice Procedures

     Under our bylaws, no business may be brought before an annual meeting unless it is specified in the notice of the meeting (which includes stockholder proposals that the Company is required to include in its proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934) or is otherwise brought before the meeting by or at the direction of the Board or by a stockholder entitled to vote who has delivered notice to Biopure (containing certain information specified in the bylaws) not less than 45 or more than 75 days prior to the anniversary of the date on which we first mailed the proxy materials for the preceding year’s annual meeting. These requirements are separate from and in addition to the SEC’s requirements that a stockholder must meet in order to have a stockholder proposal included in our proxy statement.

       Stockholder Proposals for the 2005 Annual Meeting

     Stockholders interested in submitting a proposal for inclusion in the proxy materials for the annual meeting of stockholders in 2005 may do so by following the procedures prescribed in SEC Rule 14a-8. To be eligible for inclusion, stockholder proposals must be received by the Secretary of Biopure no later than October 31, 2004.

       Stockholder Communications with the Board

     Stockholders wishing to communicate with the Board of Directors, or with a specific director, may do so by writing to the Board of Directors, or to the particular director, and delivering the communication in person or mailing it to the Board of Directors, or to the particular director, care of the Company’s Secretary at the address appearing on the cover page of this proxy statement. All such communications will be delivered to the Board or to the particular director to whom they are addressed.

       Proxy Solicitation Costs

     The proxies solicited hereby are being solicited by the Board of Directors of Biopure. The cost of soliciting proxies in the enclosed form will be borne by Biopure. Officers and regular employees of Biopure may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, facsimile or electronic means. Biopure will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.

Exhibit A

Please date, sign and mail your proxy card back as soon as possible

Special Meeting of Stockholders

BIOPURE CORPORATION

November 29, 2004

Form of Proxy

This Proxy is solicited on behalf of the Board of Directors of

BIOPURE CORPORATION

The undersigned hereby (a) acknowledges receipt of the Notice of Special Meeting of Stockholders of Biopure Corporation to be held on Monday, November 29, 2004 at 10:00 a.m., at the Royal Sonesta Hotel, 5 Cambridge Parkway, Cambridge, Massachusetts, and the Proxy Statement in connection therewith, each dated October  , 2004; (b) appoints Jane Kober, Francis H. Murphy and Zafiris G. Zafirelis, as proxies, to represent and to vote, as designated on the reverse side of this Form of Proxy, all of the shares of Class A Common Stock of Biopure Corporation held of record by the undersigned on         , 2004 at the Special Meeting of Stockholders to be held on Monday, November 29, 2004 or any adjournment thereof.

     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR Item 1 and Item 2.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

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BIOPURE CORPORATION
11 HURLEY STREET
CAMBRIDGE, MA 02141

VOTE BY INTERNET — www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records to create an electronic voting instruction form

VOTE BY PHONE — 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and follow the instructions

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we provided or return it to Biopure Corporation c/o ADP, 51 Mercedes Way, Edgewood, NY 11717

Proposal

For	Against	Abstain

1. A proposal to amend the Restated Certificate of Incorporation of Biopure to increase the number of shares of authorized capital stock

2. A proposal to authorize the sale, issuance or potential issuance of shares of Class A Common Stock (or securities convertible into or exchangeable for Class A Common Stock) in an amount equal to 20% or more of the Class A Common Stock or 20% or more of the voting power outstanding before such issuance at a price less than the greater of book or market value in order to comply with the Nasdaq Marketplace Rules

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED ENVELOPE

     NOTE: The signature(s) hereon should correspond exactly with the name(s) of the Stockholder(s) appearing on the stock certificate. If stock is jointly held, all joint owners should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signer is a corporation, please sign the full corporate name and give title of signing officer.

Signature [PLEASE SIGN WITHIN BOX] Date	Signature (Joint Owners) Date

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